Exhibit 99.1 Press Release

PRESS RELEASE

MASSACHUSETTS FINCORP, INC.

CONTACT:

Paul C. Green
President and Chief Executive Officer
Massachusetts Fincorp, Inc.
(617) 825-5555

MASSACHUSETTS FINCORP, INC. ANNOUNCES ANNUAL MEETING DATE

      Boston, Massachusetts, January 14, 2000 -- Massachusetts Fincorp, Inc. (OTCBB: MAFN) announced today that its Annual Meeting of Shareholders will be held on April 26, 2000 at 2:00 p.m., Eastern Time, at The Phillips House, 780-900 Morrissey Boulevard, Boston, Massachusetts. The record date for shareholders entitled to vote at the Annual Meeting is March 1, 2000. The Company intends to distribute its proxy solicitation materials on approximately March 10, 2000.